UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 14, 2014

Everest Re Group, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-15731	98-0365432

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Wessex House – 2nd Floor 45 Reid Street PO Box HM 845 Hamilton HM DX, Bermuda		Not Applicable

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 441-295-0006

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

(a)	The Annual General Meeting of Shareholders of the registrant was held on May 14, 2014.

(b)
The shareholders elected Director nominees Dominic J. Addesso, John J. Amore, John R. Dunne, William F. Galtney, Jr., Roger M. Singer, Joseph V. Taranto and John A. Weber; appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014 and did not approve, by non-binding advisory vote, 2013 compensation paid to the Company’s Named Executive Officers.

The votes cast with respect to each such matter are as follows:

	Total Shares Represented at the Meeting in Person or Proxy
	47,141,822

		Against or
	For	Withheld	Abstain	Non-votes
Election of directors each to serve a one year period to expire at the 2015 Annual General Meeting of Shareholders:

Dominic J. Addesso	43,586,503	2,603,497	-	951,822
John J. Amore	43,008,576	3,181,424	-	951,822
John R. Dunne	38,708,408	7,481,592	-	951,822
William F. Galtney, Jr.	34,146,788	12,043,212	-	951,822
Roger M. Singer	40,008,618	6,181,382	-	951,822
Joseph V. Taranto	43,288,687	2,901,313	-	951,822
John A. Weber	39,030,762	7,159,238	-	951,822

Appointment of PricewaterhouseCoopers LLP as the Company's independent
registered public accounting firm for the year ending December 31, 2014	45,880,055	1,165,997	95,770	-

Approval, by non-binding advisory vote, of 2013 compensation paid
to the Company's Named Executive Officers	20,879,594	25,187,302	123,104	951,822

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVEREST RE GROUP, LTD.

By:	/S/ KEITH T. SHOEMAKER
Keith T. Shoemaker
Comptroller (Principal Accounting Officer)

Dated:  May 15, 2014